Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is entered into as of September3, 2008, by and between Comprehensive Care Corporation, a Delaware corporation (the “Company”), and Harry Ross (the “Purchaser”), with respect to the following facts:

FACTS

WHEREAS, the Company desires to issue, and the Purchaser desires to purchase Shares of Company Common Stock, and a convertible promissory note convertible into Shares of Common Stock, in the aggregate amount of $250,000, on the terms and conditions set forth in this Agreement.

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act.

AGREEMENT

NOW THEREFORE, in consideration of, and incorporating the facts set forth above, the representations, warranties, conditions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE

1.1 Purchase. Purchaser hereby agrees to purchase 200,000 shares of common stock, and a Convertible Promissory Note (the “Note”) in the principal sum of $200,000, in the form attached hereto as Exhibit A. The Purchaser shall pay to the Company $250,000 (the “Purchase Price”), and the Company shall issue and deliver the Shares and the original Note.

1.2 Deliveries.

(a) On the date hereof, the Company shall issue, deliver or cause to be delivered to the Purchaser the following:

(i) This Agreement, duly executed by the Company;

(ii) A stock certificate representing 200,000 Shares of Common Stock, or an irrevocable instruction to the Transfer Agent to issue such Shares; and

(iii) The Note, duly executed by the Company.

(b) The Purchaser shall deliver or cause to be delivered to the Company the following:

(i) This Agreement, duly executed by the Purchaser; and

(ii) The Purchase Price as set forth in Section 1.1, in United States Dollars and in immediately available funds, by bank check or wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth in the SEC Reports (as defined below):

(a) Organization and Qualification. The Company is an entity validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary or appropriate, except where the failure to be so qualified or in good standing, as the case may be, individually or in the aggregate, have not and could not reasonably be expected to result in (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or financial condition of the Company, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document (a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company, its Board of Directors or its stockholders. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby or thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect).

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) the filing of any requisite notices or applications to any applicable Trading Market for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, and (iv) those that have been made or obtained prior to the date of this Agreement.

(e) Issuance of the Shares. The Shares, when issued pursuant to this Agreement or upon the conversion of the Note, as applicable, in accordance with the terms of the Transaction Documents, are or will be duly and validly issued, fully paid and nonassessable, free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of the Purchaser, the Shares will be issued in compliance with all applicable federal and state securities laws.

(f) SEC Reports. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the end of Company’s most recent fiscal year (the foregoing materials being collectively referred to herein as the “SEC Reports” and together with this Agreement, the “Disclosure Materials”). As of their respective dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Litigation. There is no pending action which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Purchased Securities.

(h) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth herein, no registration under the Securities Act is required for the transaction pursuant to the Transaction Documents.

(i) No Directed Selling Efforts or General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of the Purchased Securities.

(j) Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

(a) Organization; Authority. The Purchaser is an individual with the requisite capacity and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out Purchaser’s obligations hereunder and thereunder. Each of this Agreement and the Transaction Documents has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for Purchaser’s own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Shares for any period of time. The Purchaser is acquiring the Shares hereunder in the ordinary course of business. The Purchaser does not have any agreement, plan or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c) Purchaser Status. At the time the Purchaser was offered the Purchased Securities, it was, and at the date hereof it is, an “Accredited Investor” as defined in Rule 501(a) under the Securities Act. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with Purchaser’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchased Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. The Purchaser acknowledges that Purchaser reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as Purchaser has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Securities and the merits and risks of investing in the Purchased Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Residency. The Purchaser’s principal place of permanent residence is set forth immediately below the Purchaser’s name on the signature page hereto.

(g) Prohibited Trading Activities. Since the earlier to occur of (i) the time that the Purchaser was first contacted by the Company or any other Person regarding an investment in the Company and (ii) the 10th Trading Day prior to the date of this Agreement, neither the Purchaser nor any Affiliate of the Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or Shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Purchased Securities, or (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) (each, a “Prohibited Transaction”). The Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction or in any financial transaction that in any way changes the Purchaser’s or its Trading Affiliates’ economic position in the Company during the period from the date hereof until the Effectiveness Date. The Purchaser agrees that it will not use any of the Purchased Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. The Purchaser acknowledges that it is aware that the Commission has published its position that covering a short position established prior to effectiveness of a resale Registration Statement with Shares included in such Registration Statement would be a violation of Section 5 of the Securities Act.

(h) Independent Investment Decision. The Purchaser has independently evaluated the merits of Purchaser’s decision to purchase Purchased Securities pursuant to the Transaction Documents, and the Purchaser confirms that Purchaser has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Purchaser further acknowledges that there may be material non-public information regarding Company and its business, financial condition and operations that has occurred or changed since the filing of the most recent SEC Report or is otherwise not required to be publicly disclosed in the SEC Reports. Purchaser accepts responsibility for the possibility that such information exists and has not been provided to Purchaser, and Purchaser has not relied upon the absence of any such information in making the decision to invest in the Purchased Securities. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Purchased Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Securities.

ARTICLE III

OTHER AGREEMENTS OF THE PARTIES

3.1 Compliance with Laws.

(a) Transfer of Purchased Securities. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Purchased Securities may only be disposed of pursuant to an effective Registration Statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Purchased Securities other than pursuant to an effective Registration Statement, pursuant to Rule 144 or in connection with a pledge as contemplated in Section 4.1(b), except as otherwise provided herein, the transferor will provide to the Company an opinion of counsel selected by the transferor, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Company and its legal counsel, to the effect that such transfer does not require registration of such transferred Purchased Securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Purchased Securities by a Purchaser to an Affiliate of the Purchaser, provided that the transferee agrees to the terms and conditions of the Purchased Securities, certifies to the Company that it is an “Accredited Investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Purchased Securities.

(b) Legends. Certificates evidencing the Purchased Securities and any Shares of Common Stock underlying the Purchased Securities will contain the following legend, until such time as they are not required under this agreement or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in some or all of the legended Purchased Securities, in compliance with applicable securities laws, pursuant to a bona fide margin agreement in connection with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No advance notice shall be required of such pledge but Purchaser’s transferee shall promptly notify the Company of the pledge. The Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Purchased Securities or for any agreement, understanding or arrangement between the Purchaser and its pledgee or secured party.

(c) Acknowledgement. The Purchaser acknowledges its primary responsibilities under the Securities Act and accordingly will not sell the Purchased Securities or any interest therein without complying with the requirements of the Securities Act. To provide further assurance in connection with de-legending, the Purchaser hereunder commits that it will continue to hold the Purchased Securities in Purchaser’s own name, and not in the name of a nominee, until such time as the Purchased Securities are duly and properly sold in compliance with all relevant securities laws. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this subsection (d) and the Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this paragraph.

3.2 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Purchased Securities hereunder for working capital and general corporate purposes.

ARTICLE IV

DEFINITIONS

4.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Business Day” means a day, other than a Saturday, Sunday or federal holiday.

“Closing” means the closing of the purchase and sale of the Note.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Common Stock of the Company, and also includes any securities into which the Common Stock may hereafter be reclassified.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principals as applied by the Company.

“Note” means the Convertible Promissory Note executed by Company in favor of Purchaser pursuant to this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Purchased Securities” means the Note, the Shares issued pursuant to this Agreement, and the Shares issuable upon conversion of the Note, as applicable.

“Regulation D” has the meaning set forth in the Facts.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Shares” means the shares of Common Stock to be issued to the Purchaser pursuant to this Agreement or upon the conversion of the Note.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 3b-3 of the Exchange Act and Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers having the effect of hedging the securities or investment made under this Agreement.

“Trading Day” means a day on which the Common Stock is listed or quoted on any Trading Market; provided, that in the event that the Common Stock is not listed or quoted on any Trading Market, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market or OTC Bulletin Board, on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Note, and any other documents or agreements executed in connection with the transactions contemplated hereunder and incorporated herein.

“Transfer Agent” means the current or any successor stock transfer agent for the Company.

ARTICLE V

MISCELLANEOUS

5.1 Fees and Expenses. The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Purchased Securities.

5.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile, email (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m. (Pacific time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (Pacific time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address and facsimile numbers for such notices and communications are those set forth on the signature page hereto, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

5.3 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.4 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Purchased Securities in compliance with this Agreement and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Purchased Securities, by the terms and conditions of this Agreement.

5.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.8 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Purchased Securities.

5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

5.12 Entire Agreement. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Subscription and Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPREHENSIVE CARE CORPORATION

By:	/s/ Robert J. Landis
Name:	Robert J. Landis
Title:	Chief Financial Officer

PURCHASER:

Signature:	/s/ Harry Ross
Name:	Harry Ross

PURCHASER’S ADDRESS FOR NOTICE:

Street:	3622 Reeves Rd.

City/State/Zip:	Ojai CA 93023

Attention:	Harry Ross

Telephone No.:

Facsimile No.: